DEAN HELLER	Entity #
Secretary of State	C246-1969
204 North Carson Street, Suite 1
Carson City, Nevada 89701-4299	Document Number:
(775) 684-5708	20060296100-06
Website: secretaryofstate.biz
Date Filed:
5/9/2006 1:00:54 PM
In the office of

Dean Heller
Secretary of State

Certificate of Change Pursuant to NRS 78.209

Important: Read attached instructions before completing form.	ABOVE SPACE IS FOR OFFICE USE ONLY.

Certificate of Change filed Pursuant to NRS 78.209
For Nevada Profit Corporations

1.  Name of corporation:     Kirby Corporation

2.  The board of directors have adopted a resolution pursuant to NRS 78.207 and have obtained any required approval of the stockholders.

3.  The current number of authorized shares and the par value, if any, of each class or series, if any, of shares before the change:
60,000,000 shares of Common Stock, par value $.10 per share, and 20,000,000 shares of Preferred Stock, par value $1.00 per share.

4.  The number of authorized shares and the par value, if any, of each class or series, if any, of shares after the change:
120,000,000 shares of Common Stock, par value$.10 per share, and 20,000,000 shares of Preferred Stock, par value $1.00 per share.

5.  The number of shares of each affected class or series, if any, to be issued after the change in exchange for each issued share of the same class or series:
One additional share of Common Stock will be issued with respect to each currently outstanding share of Common Stock.

6.  The provisions, if any, for the issuance of fractional shares, or for the payment of money or the issuance of scrip to stockholders otherwise entitled to a fraction of a share and the percentage of outstanding shares affected thereby:
N/A

7.  Effective date of filing (optional):     5:00 p.m. (CDT) on May 10, 2006

(must not be later than 90 days after the certificate is filed)

8.  Officer Signature:                         Vice President-Investor Relations

Signature                                                                          Title

IMPORTANT: Failure to include any of the above information and submit the proper fees may cause this filing to be rejected.

This form must be accompanied by appropriate fees.	Nevada Secretary of State AM 78.209 2003
Revised on: